Exhibit 10.64

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of Sept 30, 2003 (the “Effective Date”) by and between SOBRATO INTERESTS, a California limited partnership (“Landlord”) and AFFYMETRIX, a Delaware corporation (“Tenant”) in the following factual context:

A.            Landlord and Tenant entered into that certain Lease dated as of July 3, 2002 (the “Lease”) covering the premises commonly known as 3420 Central Expressway, Santa Clara, California, as more particularly described in the Lease (the “Premises”). Capitalized terms used herein and not defined herein shall have the meanings given them in the Lease.

B.            Tenant is entering into a sublease agreement with Covad Communications Company, the current Tenant of the Premises, pursuant to which Tenant will occupy the Premises commencing on November 1, 2003 for the purpose of preparing the Premises for its occupancy.

C.            Provided the sublease agreement referenced in Paragraph B is fully executed by all applicable parties, Landlord and Tenant amend the Lease to modify the purpose of the Early Access Period as provided in this Amendment.

NOW THEREFORE, the parties hereby agree as follows:

1.             Tenant. The name of the Tenant, as defined in Section 1 of the Lease, shall be amended as follows: “Affymetrix, Inc., a Delaware corporation.”

2.             Term. The third paragraph of Section 4 of the Lease shall be deleted in its entirety and replaced with the following:

“Tenant shall be allowed early access to the Premises during the period commencing on April 1, 2004 and continuing until the Commencement Date (“Early Access Period”) to use the Premises in accordance with Section 3 hereof. Tenant shall be subject to all the terms and conditions of the Lease during the Early Access Period except that no Base Monthly Rent or other expenses or amounts shall be due or payable (excluding utility charges incurred by Tenant).”

3.             Effect of Amendment. As modified by this Amendment, all of the terms and conditions of the Lease remain unchanged and in full force and effect. In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control and govern.

4.             Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:
SOBRATO INTERESTS,		AFFYMETRIX, INC., a Delaware
a California limited partnership		corporation

By:	/s/ John M. Sobrato	By:	/s/ Greg Schiffman

Name:	JOHN M. SOBRATO	Name:	GREG SCHIFFMAN

Title:	GENERAL PARTNER	Title:	SVP CFO

Date:	SEPT 29, ‘03	Date:	8-28-03